Exhibit 99.1


                SOVEREIGN BANCORP News Release

FOR IMMEDIATE RELEASE
February 6, 2001             Dennis S. Marlo   (610) 320-8437
                             Dmarlo@Sovereignbank.com
                             Mark R. McCollom  (610) 208-6426
                             Mmccollo@Sovereignbank.com
                             Robert E. Bond    (610) 988-0300
                             Rbond@Sovereignbank.com
                             Sovereign Website
                             Sovereignbank.com

   Corporate Headquarters:  2000 Market Street, Philadelphia, PA


                     SOVEREIGN ANNOUNCES
                    COMMON STOCK OFFERING

         PHILADELPHIA, PA. . . Sovereign Bancorp, Inc. ("Sovereign") (NASDAQ/NMS:SVRN), parent company of Sovereign Bank, today announced that is had entered into an agreement for the sale of 20 million shares of its common stock to Salomon Smith Barney. Salomon Smith Barney is re-offering the shares to the public. The closing of the sale is subject to satisfaction of customary closing conditions.

         A copy of the prospectus supplement may be obtained from Salomon Smith Barney at 388 Greenwich Street, New York, NY
10043.